UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006 (March 6, 2006)

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Patrick Henry Drive
Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the offering of convertible subordinated notes due 2011 by Coherent, Inc. (“Coherent”), Coherent has prepared pro forma financial statements for illustrative purposes to reflect the estimated net proceeds from the offering of the notes and the pending acquisition of Excel Technology, Inc.  A copy of the pro forma financial statements is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On March 6, 2006, Coherent issued a press release with respect to its proposed offering of $175 million aggregate principal amount of convertible subordinated notes due 2011, plus an additional aggregate principal amount of up to $25 million at the option of the initial purchaser to cover overallotments. A copy of the press release is attached hereto as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits.

                             The following exhibits are furnished as part of this report.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Statements.

99.2	Press Release issued by Coherent, Inc. on March 6, 2006 announcing its offering of convertible subordinated notes due 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.

Date: March 6, 2006	By:	/s/ Helene Simonet
		Name:	Helene Simonet
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Statements.

99.2	Press Release issued by Coherent, Inc. on March 6, 2006 announcing its offering of convertible subordinated notes due 2011.